UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2023

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard Seattle Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 1.01.	Entry into a Material Definitive Agreement

On December 2, 2023, Alaska Air Group, Inc., a Delaware corporation (“Alaska”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hawaiian Holdings, Inc., a Delaware corporation (“Hawaiian”), and Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (“Merger Sub”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Hawaiian (the “Merger”), with Hawaiian surviving as a wholly owned subsidiary of Alaska. The Merger has been approved by the board of directors of Alaska.

Equity Treatment

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Hawaiian’s Common Stock, par value $0.01 per share (the “Common Stock”), Hawaiian’s Series A Special Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), Hawaiian’s Series B Special Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), Hawaiian’s Series C Special Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and Hawaiian’s Series D Special Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and, collectively with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, the “Preferred Stock”) issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, will be converted into the right to receive $18.00 per Share, payable to the holder in cash, without interest (the “Merger Consideration”). The Common Stock and the Preferred Stock are referred to together as the “Shares”.

Immediately prior to the Effective Time, each outstanding restricted stock unit award granted pursuant to the Hawaiian 2015 Stock Incentive Plan (each, a “RSU”):

•

that is unvested as of immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such RSU (treating for this purpose any performance-based vesting condition as having been achieved on the terms specified in the award agreement for such award and if not expressly specified in the award agreement for such award, then based on target performance); and

•

that is vested (but not settled) as of immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such RSU.

In addition, certain long-term incentive awards granted to certain of Hawaiian’s officers in 2022 that are then outstanding as of immediately prior to the Effective Time will be settled in cash at the same time as the RSUs (with performance-based awards treated in the same manner as performance-based RSUs).

Immediately prior to the Effective Time, each unexpired and unexercised option to purchase Common Stock (each, an “Option”) under the Hawaiian 2015 Stock Incentive Plan will be cancelled and, in consideration therefor, the holder thereof shall have the right to receive an amount in cash equal to the product of (a) the total number of shares of Common Stock previously subject to such Option (whether or not vested) and (b) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock previously subject to such Option. Notwithstanding the foregoing, any Option with a per share exercise price that equals or exceeds the Merger Consideration will be cancelled for no consideration.

Immediately prior to the Effective Time, each outstanding warrant to purchase Common Stock will be treated in accordance with its terms.

No-Shop/Fiduciary-Out

The Merger Agreement provides that Hawaiian and its representatives will be subject to customary “no-shop” restrictions prohibiting Hawaiian from soliciting alternative proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding alternative acquisition proposals.

Prior to receipt of the requisite approval of the Merger by Hawaiian’s stockholders, the “no-shop” provision is subject to customary exceptions that allow Hawaiian, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the board of directors of Hawaiian (the “Hawaiian Board”) has determined is, or would reasonably be expected to lead to, a superior proposal. In certain circumstances, and following compliance with Alaska’s “match” rights, Hawaiian is permitted to terminate the Merger Agreement to enter into a transaction for a superior proposal. In addition, in certain circumstances, the Hawaiian Board may change its recommendation with respect to the Merger if it determines in good faith, after consultation with outside legal counsel, that the failure to do so under certain circumstances specified in the Merger Agreement would reasonably be expected to be inconsistent with the Hawaiian Board’s fiduciary duties under applicable law.

Termination

The Merger Agreement may be terminated by either party if:

•

any court of competent jurisdiction or other governmental entity has issued an order permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, which order or other action has become final and nonappealable (an “Illegality Termination Event”);

•

the Effective Time of the Merger has not occurred on or before June 2, 2025, which may be extended to December 2, 2025 in certain circumstances (such date, as extended, the “Outside Date” and such event an “Outside Date Termination Event”); or

•	the requisite approval of the Merger by Hawaiian’s stockholders is not obtained (a “Stockholder Vote Termination Event”).

The Merger Agreement may be terminated by Hawaiian if:

•

prior to receipt of the requisite approval of the Merger by Hawaiian’s stockholders, Hawaiian enters into an alternative acquisition agreement with respect to a superior proposal in accordance with the terms of the Merger Agreement; or

•

there is (a) a breach of any representation, warranty or covenant of Alaska or Merger Sub such that any closing condition for the benefit of Hawaiian is not satisfied; (b) Hawaiian has delivered to Alaska written notice of such breach; and (c) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the Outside Date and 30 days after notice of breach. Hawaiian cannot terminate for this reason if any representation, warranty or covenant of Hawaiian has been breached such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied.

The Merger Agreement may be terminated by Alaska if:

•

at any time prior to the Effective Time, any of the following has occurred (each a “Triggering Event”): (a) the Hawaiian Board changes its approval of the Merger or its recommendation to Hawaiian’s stockholders to adopt the Merger Agreement; (b) Hawaiian enters into an agreement regarding an alternative acquisition; (c) a proposal to acquire Hawaiian is publicly disclosed, and the Hawaiian Board fails to timely publicly reaffirm its approval of the Merger and its recommendation to Hawaiian’s stockholders to adopt the Merger Agreement; or (d) a tender offer or exchange offer for securities of Hawaiian is commenced and the Hawaiian Board fails to timely recommend that Hawaiian’s stockholders reject such offer; or

•

there is (a) a breach of any representation, warranty or covenant of Hawaiian such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied; (b) Alaska has delivered to Hawaiian written notice of such breach; and (c) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the Outside Date and 30 days after notice of breach. Alaska cannot terminate for this reason if any representation, warranty or covenant of Alaska or Merger Sub has been breached such that any closing condition for the benefit of Hawaiian is not satisfied (a “Hawaiian Breach Termination Event”).

Upon termination of the Merger Agreement under specified circumstances, Hawaiian will be required to pay Alaska a termination fee of $39,550,000. Specifically, this termination fee is payable by Hawaiian to Alaska if:

•	Hawaiian terminates the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	Alaska terminates the Merger Agreement in connection with a Triggering Event; or

•

(a) the Merger Agreement is terminated because of (i) a breach by Hawaiian of any representation, warranty or covenant with respect to certain provisions of the Merger Agreement that results in a Hawaiian Breach Termination Event, or (ii) a Stockholder Vote Termination Event; (b) prior to the date of Hawaiian’s meeting of stockholders to approve the Merger (or prior to the termination of the Merger Agreement if there has been no stockholder meeting) an alternative acquisition proposal shall have been publicly announced; and (c) within 12 months following the termination of the Merger Agreement, Hawaiian consummates any acquisition proposal or enters into a definitive written agreement providing for the consummation of any acquisition proposal.

If the Merger Agreement is terminated because of a Stockholder Vote Termination Event, Hawaiian will reimburse Alaska for up to $25,000,000 in reasonable and documented out-of-pocket costs and expenses incurred by Alaska in connection with the transactions contemplated by the Merger Agreement.

Conversely, upon termination of the Merger Agreement under certain other specified circumstances, Alaska will be required to pay Hawaiian a termination fee of $100,000,000. Specifically, this termination fee is payable by Alaska to Hawaiian if:

•	the Merger Agreement is terminated by Alaska or Hawaiian upon an Outside Date Termination Event if certain conditions are unsatisfied at that time; or

•	the Merger Agreement is terminated by Alaska or Hawaiian upon an Illegality Termination Event.

Conditions to Closing

Consummation of the Merger is subject to various conditions, including (a) obtaining the requisite approval of the Merger from Hawaiian’s stockholders, (b) the absence of any order enjoining or otherwise prohibiting the consummation of the Merger or any law which has the effect of prohibiting the consummation of the Merger, (c) the accuracy of the representations and warranties made by the parties, except, with respect to most of the representations and warranties made by the parties, unless any inaccuracies would not have had or reasonably be expected to have a “material adverse effect” on the applicable party, (d) the performance by the parties in all material respects of their covenants under the Merger Agreement, (e) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (f) obtaining any approval or authorization required from the U.S. Federal Aviation Administration, the Federal Communications Commission and the U.S. Department of Transportation in connection with the consummation of the Merger and (g) certain other customary conditions.

Other Provisions

The Merger Agreement contains customary representations, warranties and covenants of Hawaiian, Merger Sub and Alaska. Each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated, subject to certain exceptions as set forth in the Merger Agreement. The Merger Agreement also requires Hawaiian to call and hold a stockholder meeting and, subject to the terms of the Merger Agreement, for the Hawaiian Board to continue to recommend that the holders of the Shares vote such Shares in favor of the adoption of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference. A copy of the Merger Agreement has been included to provide security holders with information regarding its terms and is not intended to provide any factual information about Alaska, Hawaiian, or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by security holders. Alaska’s security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Alaska, Hawaiian, or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Alaska’s public disclosures. Alaska acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information that Alaska makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

ITEM 7.01.	Regulation FD Disclosure

On December 3, 2023, Alaska and Hawaiian issued a joint press release announcing the execution of the Merger Agreement. The press release referred to an investor presentation about the Merger that Alaska posted to a new joint website at www.localcareglobalreach.com in connection with the announcement of the Merger Agreement. A copy of the presentation is also available on Alaska’s website at www.alaskaair.com under About Alaska/Investor Relations. Copies of the press release and investor presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements subject to the safe harbor protection provided by the federal securities laws, including statements relating to the expected timing of the closing of the Merger; considerations taken into account by Alaska’s and Hawaiian’s Boards of Directors in approving the Merger; and expectations for Alaska and Hawaiian following the closing of the Merger. There can be no assurance that the Merger will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: the possibility that Hawaiian shareholders may not approve the adoption of the Merger Agreement; the risk that a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; that either party may terminate the Merger Agreement or that the closing of the Merger might be delayed or not occur at all; possible disruption related to the Merger to Alaska’s or Hawaiian’s current plans or operations, including through the loss of customers and employees; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; a failure to (or delay in) receiving the required regulatory clearances for the Merger; uncertainties regarding Alaska’s ability to successfully integrate the operations of Hawaiian and Alaska and the time and cost to do so; the outcome of any legal proceedings that could be instituted against Hawaiian, Alaska or others relating to the Merger; Alaska’s ability to realize anticipated cost savings, synergies or growth from the Merger in the timeframe expected or at all; legislative, regulatory and economic developments affecting the business of Alaska and Hawaiian; general economic conditions including those associated with pandemic recovery; the possibility and severity of catastrophic events, including but not limited to, pandemics, natural disasters, acts of terrorism or outbreak of war or hostilities; and other risks and uncertainties detailed in periodic reports that Alaska and Hawaiian file with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to Alaska and Hawaiian as of the date of this Current Report on Form 8-K. Alaska and Hawaiian each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 2, 2023, by and among Alaska Air Group, Inc., Marlin Acquisition Corp. and Hawaiian Holdings, Inc.

Exhibit 99.1	Joint Press Release, issued by Hawaiian Holdings, Inc. and Alaska Air Group, Inc., dated December 3, 2023

Exhibit 99.2	Investor Presentation, dated December 3, 2023, by Alaska Air Group, Inc.

104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: December 4, 2023

/s/ Kyle B. Levine
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary